UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 24, 2008

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

                        Item 1.01       Entry into a Material Definitive Agreement.

On April 28, 2008, but effective as of January 1, 2008, Hilltop Holdings Inc., or the Company, entered into a Management Services Agreement with Diamond A Administration Company LLC, or Diamond A, an affiliate of Gerald J. Ford, the current Chairman of the Board of the Company and the beneficial owner of 16.7% of Company common stock as of that date.  Pursuant to this Management Services Agreement, Diamond A will provide certain management services to the Company and its subsidiaries, including, among others, financial and acquisition evaluation.  These services will be provided to the Company at a cost of $100,000 per month, plus reasonable out-of-pocket expenses. This agreement will continue in effect until December 31, 2009;  provided, however, either party may terminate the agreement upon thirty days’ prior notice to the other.

The Company also agreed to indemnify and hold harmless Diamond A for its performance or provision of these services, except for gross negligence and willful misconduct.  Further, Diamond A’s maximum aggregate liability for damages under this agreement is limited to the amounts paid to Diamond A under this agreement during twelve months prior to that cause of action.  A copy of the Management Services Agreement is attached as Exhibit 10.17 to this Current Report on Form 8-K.

Section 5 – Corporate Governance and Management

                        Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, the Board of Directors of the Company elected two directors, William T. Hill, Jr. and W. Robert Nichols, III, to fill two vacancies that existed on the Board of Directors.  Mr. Hill also was appointed to the Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors.  Mr. Nichols also was appointed as Chairman of the Nominating and Corporate Governance Committee.  A brief biography of each of these new directors follows:

William T. Hill, Jr.  Mr. Hill is currently of counsel at Fitzpatrick Hagood Smith & Uhl, a criminal defense firm.  Prior to that, Mr. Hill served as the Dallas District Attorney and the Chief Prosecuting Attorney of the Dallas District Attorney’s office.  During his tenure at the District Attorney’s office, Mr. Hill restructured the office of 250 lawyers and 150 support personnel, including the computerization of the office in 1999.  For more than four decades, Mr. Hill has been a strong community leader serving on a number of charitable boards and receiving numerous civic awards, including President of the SMU Mustang Board of Directors and Chairman of the Doak Walker Running Back Award its first year.  Mr. Hill currently serves on the Oncor Electric Delivery Company LLC board, Baylor Hospital Foundation board, and is actively involved in the Mercy Street Mission as the Director of Strategic Initiatives.  Mercy Street is a Christian-based organization serving West Dallas children by placing mentors with the children.

W. Robert Nichols, III.  Mr. Nichols has been a leader in the construction machinery business since 1966.  He is the President of Conley Lott Nichols, a dealer for several manufacturers of construction machinery, with offices in seven Texas cites.  He has served on numerous bank and bank holding company boards, including United Mexico Bancorp and Ford Bank Group.  Mr. Nichols is active in civic and charitable activities, serving as an active director at M.D. Anderson Hospital, The Nature Conservancy of Texas, Mercy Street and Baylor Hospital Emergency Center capital campaign.

Each of Messrs. Hill and Nichols is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is each of them a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

        Item 9.01  Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

                                                                                                                        Not applicable.

(b)                     Pro forma financial information.

                                                                                                                        Not applicable.

(c)                      Shell company transactions.

                                                                                                                                Not applicable.

(d)                     Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit
10.17	Management Services Agreement, dated as of April 28, 2008, but effective as of January 1, 2008, by and between Hilltop Holdings Inc. and Diamond A Administration Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	April 29, 2008	By:	/s/ COREY PRESTIDGE
			Name:	Corey G. Prestidge
			Title:	General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.17	Management Services Agreement, dated as of April 28, 2008, but effective as of January 1, 2008, by and between Hilltop Holdings Inc. and Diamond A Administration Company LLC.